Exhibit 10.1

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is dated as of January 24, 2008, between MMA Media Inc., a Delaware corporation (the “Company”), and ARC Investment Partners, LLC, a Delaware limited liability company (“Consultant”).

RECITALS

WHEREAS, the Company desires to engage Consultant, and Consultant desires to be engaged, as an independent contractor to provide various sales, marketing and other advisory services for the Company pursuant to the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the services to be performed by Consultant, and for the mutual covenants and promises as specified hereinafter, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             CONSULTANT’S DUTIES.

1.1           The Company engages Consultant and Consultant accepts the Company’s engagement to provide sales, marketing and other advisory services to the Company, as such services may be assigned to Consultant by the Company’s Chief Executive Officer from time to time (the “Services”).  In assigning the Services to Consultant, the Company’s Chief Executive Officer shall, either orally or in writing, specify to Consultant the scope of the Services to be completed and the deadline for completion of the Services, if necessary.

1.2           Consultant further agrees to render the Services conscientiously and to devote Consultant’s reasonable efforts and abilities thereto, at such time during the term hereof and in such reasonable manner as the Company’s Chief Executive Officer and Consultant shall mutually agree.

2.             TERM.  The term of this Agreement shall commence on the date hereof and continue until July 31, 2008 (the “Term”).

3.             COMPENSATION; SECURITIES LAWS; REIMBURSEMENT OF EXPENSES.

3.1           Compensation.  For the Services provided hereunder, the Company agrees to issue Consultant a warrant in the substantially the form attached hereto as Exhibit A (“Warrant”) to purchase 4,169,951 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), at $1.08 per share.  The Warrant shall vest and be exercisable in accordance with Section 3.2.  In addition, the Company agrees to pay to consultant a one-time cash fee of $500,000 upon the successful listing of the Company on Nasdaq or the American Stock Exchange within twelve months of the execution of this Agreement, so long as the Company has received total equity investment of at least $20 million, in one or more financings, following the execution of this Agreement.

3.2           Vesting.  Subject to Section 3.3, the Warrant will vest and be exercisable on the last day of each calendar month during the Term commencing on February 1, 2008 according to the following schedule, with the Warrant being fully vested and exercisable on July 31, 2008:

Month	Number of Shares Vesting
First through 5th Months	694,991/month

6th Month	694,996

Total:	4,169,951

3.3           Termination.  In the event this Agreement is terminated by the Company for any reason or for no reason, all unvested portions of the Warrant on the effective date of such termination shall become fully vested and immediately exercisable.  In the event this Agreement is terminated by Consultant for any reason, all unvested portions of the Warrant on the effective date of such termination shall be forfeited by Consultant.

3.4           Securities Law Restrictions.  Consultant acknowledges and agrees that the Warrant and the shares of Common Stock underlying the Warrant are restricted securities under federal and state securities laws that will be held by Consultant for its own account and not on behalf of others.  Consultant further acknowledges and agrees that the Warrant and the shares of Common Stock underlying the Warrant are being acquired by Consultant for investment purposes only and not with a view to sell such Warrant or shares of Common Stock.  Consultant is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Consultant acknowledges and agrees that it may not sell, transfer, assign or otherwise dispose of the Warrant or any shares of Common Stock underlying the Warrant except pursuant to an effective registration statement under the Securities Act or a valid exemption therefrom, without first delivering to the Company an opinion of counsel in form and substance reasonably acceptable to the Company that registration under the Securities Act or any applicable state securities laws is not required in connection with such transfer.

3.5           Legends. Consultant understands that the Warrant and the certificates representing the shares of Common Stock underlying the Warrant will bear the legends set forth below, as well as any other legends that the Company deems necessary or desirable in connection with this Agreement, the Securities Act or other rules, regulations or laws:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  NO SALE OR DISPOSITION OF THESE SECURITIES MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER THE ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR UPON RECEIPT OF AN OPINION OF COUNSEL FOR

THE HOLDER SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR UPON RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

3.6           Withholding of Taxes.  Consultant acknowledges that the Company shall not withhold, or be in any way responsible for, the payment of any federal, state or local income tax, wage taxes, FICA taxes, unemployment compensation, worker’s compensation contributions, vacation, sick leave pay, retirement benefits, medical benefits or any other payments except the reimbursement for pre-approved travel expenses pursuant to Section 3.8.  Consultant hereby indemnifies and holds harmless the Company and its officers, directors, employees, Affiliates (as defined below) and agents for the failure to withhold or otherwise be responsible for any such amounts.

3.7           Adjustments.  In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other change in the Common Stock of the Company, the Company shall, in order to prevent the dilution or enlargement of rights pursuant to the Warrant or the shares of Common Stock underlying the Warrant, make such adjustments in the number and type of shares of Common Stock underlying the Warrant as is appropriate and equitable.

3.8           Reimbursement of Expenses.  During the term of this Agreement, the Company shall reimburse Consultant for all reasonable out-of-pocket expenses associated with the performance of the Services.  The Company shall reimburse Consultant for its expenses upon completion of an expense report in accordance with the Company’s reimbursement, reporting and documentation policies in effect from time to time with respect to travel, entertainment and other business expenses.

4.             STATUS OF THE RELATIONSHIP.  Consultant shall be an independent contractor and this Agreement shall not create an employer/employee relationship between the parties.  Consultant shall have sole control of the manner and means of performing the Services under this Agreement subject to the scope of the Services and time limitations established by the Company.  Except as specifically granted to Consultant, Consultant shall have no right, authority or power to act for or on behalf of Company or its Affiliates or to bind the Company or its Affiliates.  All of Consultant’s activities will be at its own risk and liability.  Consultant shall not be entitled to receive, and shall not receive, any benefit provided by the Company to its employees, including, without limitation, health insurance, dental insurance, benefits or paid vacation.

5.             DISCLOSURE OF INFORMATION.

5.1           Consultant acknowledges that, in and as a result of its relationship with the Company, it has been and will be making use of, acquiring or adding to confidential information of a special and unique nature and value, including, without limitation, the Company’s and its Affiliates’ trade secrets, proprietary information, operations, prospects, systems, programs, procedures, customers, know how, reports and communications (including, without limitation, technical information on the performance of the Company’s and its Affiliates’ business), as well as the information, observations and data obtained by it while providing the Services for the Company and its Affiliates concerning the business or affairs of the Company and its Affiliates (collectively, “Confidential Information”).  Consultant further acknowledges that any information and materials received by it relating to Consultant’s engagement hereunder from third parties in confidence shall be deemed to be and shall be Confidential Information within the meaning of this Section.  Consultant further acknowledges that all Confidential Information is the property of the Company and its Affiliates.

5.2           As partial consideration for the Company’s agreement to enter into this Agreement, Consultant covenants and agrees that it shall not, except with the prior written consent of the Company or as required by law, at any time during or following the term of this Agreement, directly or indirectly, use, divulge, reveal, report, publish, transfer, disclose or utilize, for any purposes whatsoever, any of the terms of this Agreement or such Confidential Information which has been obtained by or disclosed to it as a result of Consultant’s affiliation with the Company and its Affiliates.

5.3           Notwithstanding the foregoing, “Confidential Information” shall not include any information that: (i) is or becomes generally available to and known by the public (other than as a result of an unpermitted disclosure directly or indirectly by Consultant or its Affiliates, advisors or representatives); (ii) is or becomes available to Consultant on a non-confidential basis from a source other than the Company or its Affiliates, advisors or representatives, provided that such source is not and was not bound by confidentiality agreement with or other obligation of secrecy to the Company of which Consultant has knowledge; or (iii) has already been or is hereafter independently acquired or developed by Consultant without violating any confidentiality agreement with or other obligation of secrecy to the Company.

5.4           In the event Consultant determines that it is required by applicable law to make any such disclosure, Consultant shall use its commercially reasonable best efforts to promptly advise the Company and shall consult and cooperate to the extent feasible with respect to the timing, manner and contents of such disclosure.  Consultant shall deliver to the Company at the termination of this Agreement, or at any other time the Company may reasonably request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or its Affiliates which it may then possess or have under its control.

5.5           For purposes hereof, “Affiliate” shall mean with respect to any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated association or other entity (each, a “Person”): (i) any other Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person; (ii) any other Person owning or controlling 5% or more of the outstanding voting securities of or other ownership interests in such Person; (iii) any officer, director, member or partner of such Person; (iv) if such Person is an officer, director, member or partner, any other Person for which such Person acts in any such capacity; or (v) any company in which the Company has and maintains an investment through itself or any other Affiliate.

6.             REGISTRATION RIGHTS.  In the event the Company proposes to register any of its securities under the Securities Act by filing any form of registration statement (other than

Form S-4 or Form S-8 or the successor form of either of them) at any time after the date of this Agreement that would legally permit the inclusion of the Common Stock underlying the Warrant (“Registrable Securities”), the Company shall give Consultant written notice thereof as soon as practicable but in no event less than 30 days prior to the filing of such registration statement, and shall provide Consultant an opportunity to include in such registration all Registrable Securities requested by Consultant in writing to be included therein.  If Consultant chooses to include in any such registration statement all or any part of the Registrable Securities, Consultant shall, within 10 days after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by Consultant.  If Consultant decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, Consultant shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to its securities, all upon the terms and conditions set forth herein.  Consultant shall have one piggyback registration right pursuant to this Section 7 and a registration will not count as a piggyback registration until it has become effective and includes 100% of the Registrable Securities requested by Consultant to be included in the registration statement.

7.             MISCELLANEOUS.

7.1           Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and all prior negotiations and agreements, whether written or oral, are merged into this Agreement.

7.2           Enforcement.  Because Consultant’s services are unique and because Consultant has access to Confidential Information, the parties hereto agree that money damages would be an inadequate remedy for any breach of Section 5 of this Agreement.  In the event of a breach or threatened breach of Section 5 of this Agreement, the Company, its Affiliates and their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, Section 5 of this Agreement (without posting a bond or other security).

7.3           Severability.  If any provision of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such provision had never been contained in it, and any such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted.

7.4           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one document representing the agreement among the parties.

7.5           Binding Agreement.  This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective successors and assigns.

7.6           Amendment.  This Agreement may not be amended, discharged, terminated, modified or changed orally, and any such proposed amendment, discharge, termination, modification or change shall be in writing and signed by each of the parties hereto.

7.7           Waiver of Breach.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, and no waiver shall be valid unless it is in writing and is signed by the party against whom such waiver is sought.

7.8           Governing Law; Venue; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, directors, managers, officers, shareholders, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Los Angeles County, California.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles County, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other reasonable costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7.9           Survival.  The provisions and restrictions contained in Sections 5 and 7 shall survive the termination of this Agreement or any extensions thereof.

7.10         Successor and Assigns; Transfer of Warrant. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party’s successors and permitted assigns; provided, however, that Consultant may not assign, transfer, or subcontract this Agreement or any of its obligations hereunder without the express, prior written consent of the Company, which consent may be given or withheld in the Company’s sole discretion.  In addition, Consultant may not sell, transfer, assign or otherwise dispose of the

Warrant (or any portion thereof) until such portion of the Warrant is vested pursuant to Section 3.2.

7.11         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 7.11 prior to 5:00 p.m. (Los Angeles, California time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Agreement later than 5:00 p.m. (Los Angeles, California time) on any date and earlier than 11:59 p.m. (Los Angeles, California time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	MMA Media Inc. 9440 Little Santa Monica Boulevard, Suite 401 Beverly Hills, California 90210 Attention: Michael Kurdziel Facsimile No.: 310-402-5937
If to the Purchaser:	ARC Investment Partners, LLC 9440 Little Santa Monica Boulevard, Suite 401 Beverly Hills, California 90210 Attention: Adam Roseman Facsimile No.: 310-402-5932

or such other address as may be designated in writing hereafter, in the same manner, by such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

COMPANY:

MMA Media Inc.

By:	/s/ Michael Kurdziel
Michael Kurdziel
Chief Executive Officer

CONSULTANT:

ARC Investment Partners, LLC

By:	/s/ Adam Roseman
Adam Roseman
Chief Executive Officer

Exhibit A

Common Stock Purchase Warrant

See attached.

[See Exhibit 4.1 to this Current Report on Form 8-K]